                                                                   EXHIBIT 99.g9

THIRD-PARTY CUSTODIAL AGREEMENT

Agreement dated March 31, 2006, by and among American Century Investment Trust on behalf of each series listed on Schedule 1 attached hereto as amended from time to time, each severally, but not jointly a customer ("Customer"), J.P.
Morgan Futures Inc. ("Broker") and State Street Bank and Trust Company ("Bank"),
hereinafter collectively known as the "Parties".

WHEREAS, Customer has opened one or more accounts (the "Futures Account" or
"Futures Accounts") with Broker, a Futures Commission Merchant registered as such with the Commodity Futures Trading Commission, for the purpose of trading financial futures contracts and options ("Contracts"); and

WHEREAS, the rules and regulations of the Chicago Mercantile Exchange, the Board of Trade of the City of Chicago, the Commodity Exchange, Inc. and such other exchanges on which Broker may execute, or cause to be executed, Contracts for
Customer ("Exchange" or "Exchanges") may require the Customer to deposit with
Broker certain margin with respect to each Contract; and

WHEREAS, Broker understands that Customer and Bank have agreed that Customer has opened and maintains with Bank custody accounts subject to a Custodian Agreement between Customer and Bank (the "Custodian Agreement"), such accounts to be further subject to the terms of this Agreement ("Safekeeping Account" or
"Safekeeping Accounts").

THEREFORE, it is agreed as follows:

1.       As used herein the following terms shall have the following meanings:

         "Instruction" shall mean a request, direction or certification delivered or transmitted to Bank either orally or in writing by way of telex, telegraph or similar facsimile sending device given (i) for and on behalf of Broker by a person so authorized, as certified in writing to Bank by an officer of Broker on Appendix A attached hereto, or (ii)
         for and on behalf of Customer by a person so authorized, as provided in the Custodian Agreement or as certified on Appendix B attached hereto.
         Any Instructions given orally shall govern notwithstanding any inconsistent terms contained in any written confirmation thereof and
         Bank shall be entitled to rely on any oral instructions.

         "Notice" shall mean a notice transmitted or delivered by a person either orally or in writing by way of telex, telegraph, similar facsimile sending device or hand delivery to (i) in the case of Notice to Customer, a person designated by Customer in writing (on Appendix B attached hereto) as eligible to receive such notice or, in the event no such person is available, to any officer of Customer and (ii) in the case of Notice to Bank, a person designated by Bank in writing as eligible to receive such notice or, in the event no such person is available, to any officer in the Customer's operations group of Bank;
         PROVIDED, that any oral notice to Customer given pursuant to Section
         10(b) hereof shall be followed promptly by a written confirmation thereof and that any oral notice given to Bank is confirmed promptly in writing; and (iii) in the case of Notice to Broker, a person designated by Broker in writing (on Appendix A attached hereto) as eligible to receive such notice.

2.       Bank and Customer agree to maintain two Safekeeping Accounts at Bank, which shall be sub-accounts of the Customer's custody account with the
         Bank to be entitled "J.P. Morgan Futures Inc. Customer Segregated
         Account for the Benefit of [NAME OF CUSTOMER SERIES LISTED ON SCHEDULE
         1]", for transactions on U.S. exchanges; the other to be entitled,
         "J.P. Morgan Futures Inc. Customer Secured Account for the Benefit of
         *[NAME OF CUSTOMER SERIES LISTED ON SCHEDULE 1]" for transactions on
         Non-U.S. exchanges. The Safekeeping Accounts are the Customer's segregated accounts within the meaning of the Commodity Exchange Act, as amended, and regulations promulgated by the Commodity Futures
         Trading Commission pursuant thereto, and all cash, securities and other property deposited therein will be held by Bank as such. Bank represents that it is not a fiduciary or an affiliate of Customer.

3.       Customer shall deposit in the Safekeeping Account U.S. cash or U.S.
         Government securities, or any combination thereof (herein called
         "Collateral") in the amount of initial margin required by Broker with respect to any Contract for the Futures Account for which the
         Safekeeping Account is maintained ("Initial Margin"). Such Collateral shall be maintained in the Safekeeping Account until termination or satisfaction of the Contract. Customer may deposit, or maintain on deposit, Collateral in a Safekeeping Account in excess of such requirements ("Excess Margin"). In determining whether Collateral is sufficient to satisfy Initial Margin requirements of any Exchange, U.
         S. Government securities will be appropriately discounted as agreed between Customer and Broker. Bank shall not be responsible for determining the valuation or adequacy of any margin required under this
         Agreement.

4.       Collateral held in the Safekeeping Account (i) will be held by Bank for
         Broker subject to the terms and conditions of the Custodian Agreement, as modified by this Agreement, which shall be controlling with respect to the Safekeeping Account or Safekeeping Accounts in the event of conflicting provisions (ii) may be released, transferred or sold only in accordance with the terms of the Custodian Agreement and (iii), except as provided herein, shall not be made available to Broker or to any person claiming through Broker including creditors of Broker.
         Customer hereby grants to Broker a continuing security interest in the
         Collateral and the proceeds thereof, subject to the terms and conditions of this Agreement, which security interest will terminate upon release of the Collateral by Broker as provided herein. Bank shall have no responsibility for the creation, validity, priority, or enforceability of such security interest. The Collateral shall at all times remain the property of Customer subject only to the interest and rights therein of Broker as pledgee and secured party thereof as provided in this Agreement.

5.       Bank agrees to transfer or release to Customer Collateral held in a
         Safekeeping Account only upon Instructions from Broker.

6.       Customer may substitute as Collateral U.S. Government securities or
         U.S. cash of equal or greater value. Broker agrees to give Instructions to release from a Safekeeping Account U.S. cash or U.S. Government securities of an equal value, or such lesser amount as may be directed by Customer, upon receipt of substituted Collateral.

7.       Broker shall promptly give Notice to Customer of the amount of any
         Excess Margin in a Safekeeping Account. Upon request of Customer,
         Broker shall give Instructions to release to Customer U.S. cash or U.S.
         Government securities selected by Customer, the market value of which in the aggregate does not exceed the amount of any such Excess Margin.

8.       Interest and dividends on securities held in a Safekeeping Account or
         Safekeeping Accounts will be automatically credited by Bank in Federal funds to such demand deposit account or accounts designated by Customer on the date that such funds become due and payable. Customer hereby agrees that no later than two business days prior to the redemption or maturity of any Collateral ("Maturing or Redeemed Collateral"),
         Customer shall substitute new Collateral in accordance with the terms of Paragraph 6. Customer's failure to substitute Collateral for such
         Maturing or Redeemed Collateral shall be deemed a failure to deposit margin under Paragraph 3 of this Agreement.

9.       Bank shall promptly transmit to Broker written confirmation of each transfer into or out of a Safekeeping Account. In addition, Bank shall provide Broker with a monthly statement showing transactions and all
         Collateral held in the Safekeeping Account.

10.      Broker shall have access to the Collateral only in accordance with the following:

         (a)      If Notice by Broker to Customer is given that additional
                  margin is required by any Exchange due to variation in the value of one or more outstanding Contracts purchased or sold by Customer ("Variation Margin") prior to 11:30 a.m. New York time, which Variation Margin shall first have been satisfied from any amounts currently credited to the Futures Account in connection with which the Variation Margin is required,
                  Customer shall transfer to Broker such Variation Margin not later than 3:00 p.m. on the same day. If Notice is given by
                  Broker to Customer of the need for Variation Margin subsequent to 11:30 a.m. but prior to 4:00 p.m. New York time, Customer shall provide such Variation Margin to Broker not later than
                  10:30 a.m. New York time of the next succeeding day. Notices given by Broker subsequent to 4:00 p.m. New York time shall be deemed given by Broker prior to 11:30 a.m. the next succeeding day. Notice by Broker to Customer of the receipt of Variation
                  Margin shall be given promptly.

         (b)      Upon receipt by Bank of Notice from Broker that Customer has not timely made payment of Variation Margin in respect of the
                  Futures Account as required by Section 10(a) of this Agreement or has not timely made any other payment, deposit or delivery required under this Agreement, the customer agreement in
                  respect of the Futures Account or the rules and regulations of the applicable Exchange or the Commodity Futures Trading
                  Commission (other than a failure to pay brokerage
                  commissions), (i) Bank shall be precluded from making any
                  payments to Customer from the Safekeeping Account or taking any other action with respect thereto (other than making
                  transfers into the Safekeeping Account) until such time as
                  Broker issues further Instructions to Bank and (ii) unless
                  Broker otherwise directs Bank, upon Instructions from Broker,
                  Bank shall immediately transfer to Broker an amount set forth in such Instructions as due in respect of the Futures Account as a result of such failure to timely make a required payment, deposit or delivery. Bank shall not be responsible for the valuation or adequacy of any margin under this Agreement..

         (c)      Bank shall retain in such Safekeeping Account any Collateral in excess of the amount of Variation Margin specified in
                  Instructions received from Broker including any proceeds from the sale of securities in excess of such amount; Broker shall give consideration to any timely request by Customer with
                  respect to particular securities to be sold and shall sell any securities in the principal market for such securities or, in the event such principal market is closed, sell them in a
                  manner commercially reasonable for such securities.

11.      Bank's duties and responsibilities are as set forth in this Agreement.
         Bank shall not be liable or responsible for anything done, or omitted to be done by it in good faith and in the absence of negligence and may rely and shall be protected in acting upon any notice, instruction or other communication which it reasonably believes to be genuine and authorized. As between Customer and Bank, the terms of the Custodian
         Agreement shall apply with respect to any losses or liabilities of such parties arising out of matters covered by this Agreement. As between
         Bank and Broker, Broker shall indemnify and hold Bank harmless with regard to any losses or liabilities of Bank (including counsel fees)
         imposed on or incurred by Bank arising out of any action or omission of
         Bank in accordance with any notice or instruction of Broker under this
         Agreement, provided that Broker shall not be required to indemnify Bank if such action or omission of Bank was as a result of the negligent or intentional misconduct of the Bank. In matters concerning or relating to this Agreement, Bank shall not be responsible for compliance with any statute or regulation regarding the establishment or maintenance of margin credit, including but not limited to Regulations T or X of the
         Board of Governors of the Federal Reserve System, or with any rules or regulations of the OCC. Bank shall not be liable to any party for any acts or omissions of the other parties to this Agreement. Bank shall have no duty to require any cash or securities to be delivered to it or to determine that the amount and form of assets deposited in the
         Safekeeping Account comply with any applicable requirements. Bank may hold the securities in the Safekeeping Account in bearer, nominee, book entry, or other form and in any depository or clearing corporation, with or without indicating that the securities are held hereunder;
         provided, however, that all securities held in the Safekeeping Account shall be identified on Bank's records as subject to this Agreement and shall be a form that permits transfer without additional authorization or consent of the Customer.

12.      Neither Broker nor any person claiming through Broker shall have access to Collateral in any Safekeeping Account other than the Safekeeping
         Account which relates to the Futures Account in which the Variation
         Margin is required and only in accordance with the provisions of this
         Agreement.

13.      No amendment of this Agreement shall be effective unless in writing and signed by each of the Parties.

14.      Written communications hereunder shall be, except as otherwise required hereunder, hand-delivered or mailed first class postage prepaid (except that written notice of termination shall be sent by certified mail)
         addressed:

          (a)  If to Bank, to:              STATE STREET BANK AND TRUST COMPANY
                                            801 Pennsylvania Avenue
                                            Kansas City, MO 64105
                                            Attn:  Vice President, Mutual Funds
                                            Custody
                                            And Attn: Managing Counsel
                                            Tel.:   816-871-4100
                                            Fax:   816-871-9675

         (b)  If to Customer, to:           AMERICAN CENTURY INVESTMENT TRUST
                                            c/o American Century Services LLC
                                            4500 Main Street
                                            Kansas City, MO 64111
                                            Attn:  C. Jean Wade
                                            Vice President, Portfolio Accounting
                                            Tel.:   816-340-4504
                                            Fax:   816-340-7914

                                            With a copy to:

                                            MASON STREET ADVISORS LLC
                                            c/o Northwestern Mutual Life
                                            Insurance Co
                                            720 East Wisconsin Avenue
                                            Milwaukee, WI  53202-4797
                                            Tel:  414-665-1602
                                            Fax:  414-625-1602

         (c)  If to Broker, to:             J.P. MORGAN FUTURES INC.
                                            4 New York Plaza, 9th Floor
                                            New York, New York 10260
                                            Attn: Michael Nielsen
                                            Manager - Operations
                                            Tel.:  212-623-0672
                                            Fax:  212-623-2524

15.      Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the Parties hereto.

16.      Any of the Parties may terminate this Agreement upon 30 days' prior written notice to both of the other Parties hereto; PROVIDED, HOWEVER, that Collateral which has not been released by Broker at or prior to the time of termination shall be transferred to a substitute custodian designated by Customer and acceptable to Broker. If either Customer or
         Bank terminates the Custodian Agreement, this Agreement and the
         Safekeeping Account shall also terminate no later than the effective date of termination of the Custodian Agreement, provided that Broker receives 30 days prior notice of such termination from Customer or
         Bank.

17.      Any and all expenses of establishing, maintaining or terminating the
         Safekeeping Account, including, without limitation, any and all expenses incurred by Bank in connection with the Safekeeping Account, shall be borne by Customer.

18.      Each Party hereby consents to the tape recording (with notice provided of such recording) of all oral Notices and Instructions given by any party to this Agreement to any other Party to this Agreement.

19.      This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of New
         York.

20.      This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed and delivered this Agreement as of the date written above.

         AMERICAN CENTURY INVESTMENT TRUST
         on behalf of each Series listed on Schedule 1

         By: /s/ David H. Reinmiller
             ------------------------------------
         Title: Vice President

         J.P. MORGAN FUTURES INC.

         By: /s/ Joseph A. Cerullo
             ------------------------------------
         Title: Vice President
                J.P. Morgan Futures Inc.

         STATE STREET BANK AND TRUST COMPANY

         By: /s/ Mark Nicholson
             ------------------------------------
             Vice President

                                   SCHEDULE 1

                                       TO
        THIRD-PARTY CUSTODIAL AGREEMENT BETWEEN J.P. MORGAN FUTURES INC.,
    AMERICAN CENTURY INVESTMENT TRUST AND STATE STREET BANK AND TRUST COMPANY

                                 MARCH 31, 2006

SERIES FUND/PORTFOLIO                                  ADVISER
---------------------                                  -------

American Century - Mason Street Select Bond Fund       Mason Street Advisors, LLC
American Century - Mason Street High Yield Bond Fund   Mason Street Advisors, LLC

                                   APPENDIX A

                                       TO
 THIRD-PARTY CUSTODIAL AGREEMENT AMONG AMERICAN CENTURY INVESTMENT TRUST, J.P. MORGAN FUTURES INC.,
                     AND STATE STREET BANK AND TRUST COMPANY

                 AUTHORIZED PERSONS FOR J.P. MORGAN FUTURES INC.
                 ----------------------------------------------

     Bank is directed to accept and act upon written Advice from Broker received from any one of the following persons at J.P. Morgan Futures Inc.

NAME                   TELEPHONE/FAX NUMBER           SIGNATURE
----                   --------------------           ---------

1. BESSIE TSANG        1.  212-623-3350/2524          1. /s/ Bessie Tsang
                                                         -----------------------

2. JOHN MAZESKI        2.  212-623-3348/2524          2. /s/ John Mazeski
                                                         -----------------------

3. FRANK LOFRISCO      3. 212-623-3355/2524           3. /s/ Frank Lofrisco
                                                         -----------------------

          AUTHORIZED BY:  /s/ Joseph A. Cerullo, AS AUTHORIZED AGENT OF BROKER
                          ---------------------

                  NAME:   Joseph A. Cerullo
                  TITLE:  Vice President
                  DATE:   J.P. Morgan Futures Inc.

                                   APPENDIX B
                                       TO
 THIRD PARTY CUSTODIAL AGREEMENT AMONG AMERICAN CENTURY INVESTMENT TRUST, J.P. MORGAN FUTURES INC.,
                     AND STATE STREET BANK AND TRUST COMPANY

 AUTHORIZED PERSONS FOR AMERICAN CENTURY INVESTMENT TRUST /MASON STREET ADVISORS, LLC
 ------------------------------------------------------------------------------------

     Bank and Broker are  directed to accept and act upon  written  Instructions from Customer  received  from any one of the  following  persons at MASON STREET
ADVISORS, LLC acting as authorized by AMERICAN CENTURY INVESTMENT TRUST.

NAME                       TELEPHONE/FAX NUMBER        SIGNATURE
----                       --------------------        ---------

1. Lori Capozzoli          414.665.6339/414.625.6339   1. /s/ Lori Capozzoli
                                                          ----------------------------

2. Susan Griswold          414.665.6984/414.625.6984   2. /s/ Susan Griswold
                                                          ----------------------------

3. Margaret Lusiba-Johnson 414.665.1602/414.625.1602   3. /s/ Margaret Lusiba-Johnson
                                                          ----------------------------

                           Authorized by American Century Investment Trust for American
                           Century - Mason Street Select Bond Fund and American Century
                           - Mason Street High Yield Bond Fund

                           /s/ David H. Reinmiller
                           -------------------------------------------------
                    NAME:  David H. Reinmiller
                    TITLE: Vice President